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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 1999 (except with respect to the matters discussed in Notes 8 and 27, for which the date is November 19, 1999) on PerkinElmer, Inc.'s financial statement for the year ended January 3, 1999, included in its report on Form 8-K, dated November 23, 1999, and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP
                                                     ---------------------------


Boston, Massachusetts
February 9, 2000